AMENDMENT TO SUB-ADVISORY BETWEEN

TRANSAMERICA ASSET MANAGEMENT, INC. AND

MILLIMAN FINANCIAL RISK MANAGEMENT LLC

THIS AMENDMENT is made as of August 1, 2017, to the Sub-Advisory Agreement dated November 10, 2014 (the “Agreement”), between Transamerica Asset Management, Inc. (the “Investment Adviser”) and Milliman Financial Risk Management LLC (the “Sub-Adviser”).

In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	Schedule A. Schedule A to the Agreement is hereby deleted in its entirety and replaced as follows:

FUND	SUB-ADVISER COMPENSATION*
Transamerica BlackRock Global Allocation Managed Risk – Balanced VP

0.15% of the first $2 billion;**

0.14% over $2 billion up to $4 billion:

0.13% over $4 billion up to $6 billion;

0.12% over $6 billion up to $8 billion;

0.11% over $8 billion up to $10 billion; and

0.10% in excess of $10 billion

Transamerica BlackRock Global Allocation Managed Risk – Growth VP

0.15% of the first $2 billion;**

0.14% over $2 billion up to $4 billion:

0.13% over $4 billion up to $6 billion;

0.12% over $6 billion up to $8 billion;

0.11% over $8 billion up to $10 billion; and

0.10% in excess of $10 billion

Transamerica American Funds Managed Risk VP

0.15% of the first $2 billion;**

0.140% over $2 billion up to $4 billion:

0.13% over $4 billion up to $6 billion;

0.12% over $6 billion up to $8 billion;

0.11% over $8 billion up to $10 billion; and

0.10% in excess of $10 billion

Transamerica Managed Risk – Conservative ETF VP	0.11% of the first $50 million; 0.09% from $50 million up to $250 million; 0.07% in excess of $250 million***

Transamerica Managed Risk – Balanced ETF VP	0.11% of the first $50 million; 0.09% from $50 million up to $250 million; 0.07% in excess of $250 million***

Transamerica Managed Risk – Growth ETF VP	0.11% of the first $50 million; 0.09% from $50 million up to $250 million; 0.07% in excess of $250 million***

*	As a percentage of average daily net assets on an annual basis.
**	The average daily net assets for the purpose of calculating sub-advisory fees will be determined on a combined basis with the assets of Transamerica American Funds Managed Risk VP, Transamerica BlackRock Global Allocation Managed Risk – Balanced VP, and Transamerica BlackRock Global Allocation Managed Risk - Growth VP.
***	The average daily net assets for the purpose of calculating sub-advisory fees will be determined on a combined basis with the assets of Transamerica Managed Risk – Conservative ETF VP; Transamerica Managed Risk – Balanced ETF VP; and Transamerica Managed Risk – Growth ETF VP.

In all other respects, the Agreement dated November 10, 2014 is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed effective as of August 1, 2017.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Christopher A. Staples
Name:	Christopher A. Staples
Title:	Senior Vice President

MILLIMAN FINANCIAL RISK MANAGEMENT LLC

By:	/s/ Adam Schenck
Name:	Adam Schenck
Title:	Principal & Managing Director